UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148
(Address of Principal Executive Offices)	(Zip Code)

(724) 981-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously announced, F.N.B. Corporation (“F.N.B.”) and BCSB Bancorp, Inc. (“BCSB Bancorp”) entered into an Agreement and Plan of Merger, dated as of June 13, 2013, pursuant to which F.N.B. is to acquire BCSB Bancorp through the merger of BCSB Bancorp with and into F.N.B., with F.N.B. being the surviving corporation. F.N.B. and BCSB Bancorp recently became aware that on December 9, 2013, a purported stockholder of BCSB Bancorp filed a putative class action and derivative complaint in the Circuit Court for Baltimore County, Maryland, captioned Darr v. BCSB Bancorp, Inc., et al., at Case No. 03-C-13-014034, and naming as defendants BCSB Bancorp, its board of directors and F.N.B. The lawsuit makes various allegations against the defendants relating to F.N.B.’s proposed acquisition of BCSB Bancorp, including that the Registration Statement on Form S-4 filed on November 19, 2013 in connection with the proposed acquisition omits certain information allegedly necessary for BCSB Bancorp’s shareholders to make an informed vote on the proposed transaction, that the director defendants breached their fiduciary duties to BCSB Bancorp in approving the proposed transaction and that F.N.B. aided and abetted those alleged breaches. The lawsuit generally seeks an injunction barring the defendants from consummating the merger transaction. Alternatively, if the companies complete the transaction before the court enters judgment, the lawsuit seeks rescission of the merger or, in the alternative, rescissory damages, an accounting for all resulting damages and for all profits and any special benefits defendants obtained as a result of the alleged breaches of fiduciary duty, and an award for the costs and expenses incurred in the lawsuit, including attorneys’ fees and costs.

Earlier, on June 21, 2013, the same plaintiff had filed a similar action against the same defendants in the Circuit Court for Baltimore City, Case No. 24C13004131. The plaintiff voluntarily dismissed that case without prejudice before filing a second case against the same defendants alleging similar claims in the Circuit Court for Baltimore County, Case No. 03-C-13007839 OC. The plaintiff also voluntarily dismissed its second complaint on September 6, 2013.

F.N.B. and BCSB Bancorp believe the allegations in the recently filed complaint are without merit and intend to defend vigorously against the allegations in the complaint.

Additional Information About the Merger

F.N.B. Corporation has filed a registration statement on Form S-4 with the SEC which includes the proxy statement of BCSB Bancorp and the prospectus of F.N.B.

SHAREHOLDERS OF BCSB BANCORP ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

F.N.B. and BCSB Bancorp also file annual, quarterly and current reports, proxy statements and other information with the SEC. All of these documents may be obtained free of charge at the SEC’s website at http://www.sec.gov. Additionally, investors and security holders may obtain, without charge, copies of the documents that F.N.B. has filed with the SEC by contacting James

G. Orie, Chief Legal Officer, F.N.B. Corporation, One F.N.B. Boulevard, Hermitage, PA 16148, telephone: (724) 983-3317, and copies of the documents that BCSB Bancorp has filed with the SEC by contacting Joseph J. Bouffard, President and Chief Executive Officer, BCSB Bancorp, Inc., 4111 E. Joppa Road, Baltimore, MD 21236, telephone: (410) 256-5000.

F.N.B., BCSB Bancorp and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from shareholders of BCSB Bancorp in connection with the proposed merger. The proxy statement/prospectus describes the interests those directors and officers may have in the merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F.N.B. CORPORATION

By:	/s/ James G. Orie
James G. Orie,
Chief Legal Officer

Date: December 23, 2013